ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the "Agreement"), dated June 2, 2015, is made between SirenGPS, Inc., a Delaware corporation (the "Seller") and HDS International Corp., a Nevada corporation (the "Buyer").

RECITALS

WHEREAS, the Buyer desires to acquire certain assets in consideration of issuing a note convertible into restricted shares of Buyer's Series B Preferred stock to Seller.

WHEREAS, capitalized terms used, and not otherwise defined, in this Agreement shall have the meanings assigned to such terms in Section 7.1(a).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties agree as follows:

ARTICLE 1
ASSETS

Section 1.1     Sale of Assets

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller will sell certain Intellectual Property assets that include software code, patents and trademarks more particularly described in "Exhibit A."

ARTICLE 2
PURCHASE PRICE
Section 2.1  Purchase Price

In consideration of the receipt of the assets set forth in Exhibit A from Seller, the Buyer will issue to the Seller a zero percent (0%) interest note in the amount of $6,500,000.00 USD (the Note), which shall be convertible into Series B Preferred Shares upon request from the Holder at any time subsequent to issue. The note may be paid down in cash, in whole or in part, in installments or all at once upon mutual agreement of the parties. Any unconverted and unpaid balance of the Note shall be due and payable upon maturity sixty (60) months from the date of issue.

Section 2.2  Note Convertible to Series B Preferred Stock at 16 cents per Series B Share

Conversions under the Note shall be made in Series B Preferred Stock at sixteen cents ($0.16 USD) per Series B Preferred Share, which is equivalent to a Common Stock share price of $0.0008. Conversion to Series B Preferred shares shall be accomplished at the direction of the Note Holder through the issue of fully paid and non-assessable restricted shares of Buyer's Series B Preferred Stock in an aggregate amount equal to the Note upon notification(s) in writing(s) to the Company from the Note Holder. If fully converted to Series B Preferred Stock this represents 40,625,000 Series B Preferred shares.

Section 2.3  Reservation of Series B Preferred Stock

The Company shall reserve a number of Series B Preferred Shares sufficient to fully convert the Note upon completion of a 14C filing, but not later than 90 days from the execution of this Asset Purchase Agreement.

Section 2.4  Note Holder To Retain Sellers Lien

The Parties agree to execute a separate security interest on the assets described under Exhibit A in the form of a "Senior Note" secured specifically by those assets. This note shall provide for senior rights as compared to any other secured or unsecured creditors. This security interest shall survive the Note regardless of whether the Note is otherwise satisfied through conversion. In addition to typical senior terms, this security interest shall entitle the Note Holder to the rights available to the Licensor / Seller under the original Intellectual Property Agreement (IPA) under section 11.1 in regards Cessation of Business. The Intellectual Property Agreement is attached as Exhibit B to this Agreement.

Section 2.5  License Payment Obligation to Terminate December 31, 2015

The obligation to make a license payment under the IPA shall cease at the end of the 2015 calendar year. The obligation to maintain SirenGPS patent, trademark and other intellectual property filings as defined in the original IPA, but not transferred to the Company in this agreement shall persist for two (2) years subsequent to the execution of this Agreement. After December 31, 2015 no further license payments shall be due and payable, and no penalty for non-payment under the original IPA may be enforced unless notice is provided to the Company before January 15, 2016 of a delinquent obligation and any such delinquency is not resolved before February 1, 2016. Failure to meet the license payment obligation prior to that time shall be resolved according to section 11.2 of the IPA.

Section 2.6  IP License Agreement Modified

The original IPA shall be modified subject to Exhibit A to this Agreement such that certain patent claims shall become the property of the Company and certain patent claims shall remain the property of SirenGPS, Inc. For any intellectual property for which SirenGPS remains the owner, the Company shall retain a non-exclusive license otherwise compatible with the terms and conditions of the original IPA.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Buyer as follows:

Section 3.1  Authorization

Seller has all necessary power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereunder.  The Seller has approved this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and no further corporate or stockholder action is required on the part of the Seller in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.  The execution, delivery and performance of this Agreement and the other Transaction Documents to be executed and delivered by the Seller and the consummation by the Seller of the transactions contemplated hereunder and there under have been duly and validly authorized by all necessary corporate action on the part of the Seller.  This Agreement has been and the other Transaction Documents have been, or will be, as applicable, duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery hereof by the Seller, constitute, or will constitute, as applicable, legal, valid and binding agreements of the Seller.

Section 3.2  Governmental Authorization

The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents and the consummation by the Seller of the transactions contemplated hereby and thereby do not require any consent, approval, compliance, exemption, authorization or permit of or other action by, or filing with, any Governmental Authority, other than such requirements which have already been completed, filings and approvals which are not required prior to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or where the failure of any such consent, approval, compliance, exemption, authorization or permit to be obtained, action to be taken or filing to be made would not have, individually or in the aggregate, a Seller Material Adverse Effect.

Section 3.3  Non-Contravention

The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Seller, (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or result in a violation or breach of any provision of any Requirement of Law or Order binding upon or applicable to the Seller, or (c) require any consent or other action by any Person under, constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation or to the loss of any benefit or material adverse modification of the effect (including an increase in the price paid by, or cost to, the Seller) of, or under any provision of any agreement or other instrument to which any Seller is a party or that is binding upon any Seller or any license, franchise, permit or other similar authorization held by any Seller or (d) violate, conflict with or result in any breach, default or contravention of (with due notice or lapse of time or both), or the creation or imposition of any Liens on any asset of the Seller or that would not have, individually or in the aggregate, a Seller Material Adverse Effect.

Section 3.4  Title to Properties; Leases

Seller has title to no real property or leases that have relevance to this agreement.

Section 3.5  Compliance with Laws; Government Approvals

(1)   Seller is in compliance with any Requirement of Law, Order, permit, license or other governmental authorization or approval applicable to its business or by which any of its properties, assets or operations of its business is bound or affected, except for failures to comply or violations that would not have, individually or in the aggregate, a Seller Material Adverse Effect.  To Seller's knowledge, since the inception of its business, Seller, in the operation of its business, has not violated any applicable Requirement of Law, Order, permit, license or other governmental authorization or approval, except for violations which, individually or in the aggregate, would not have a Seller Material Adverse Effect.

(2)  Seller holds all orders and all consents, permits, licenses, variances, exemptions and approvals from Governmental Authorities that are material to the operation of its business.  Seller is in compliance with the terms of such consents, permits, licenses, variances, exemptions, orders and approvals, except where the failure to so comply would not have, individually or in the aggregate, a Seller Material Adverse Effect.

Section 3.6  Environmental Matters

(1)  Seller has complied with and is in compliance with all Environmental Laws applicable to its business, except for such instances of noncompliance that would not have, individually or in the aggregate, a Seller Material Adverse Effect;

(2)   Seller is not subject to permit requirements pursuant to Environmental Laws in connection with its business and is and has been in compliance with such requirements, except for the failure to hold such permits and such instances of noncompliance that would not have, individually or in the aggregate, a Seller Material Adverse Effect; and

(3)  There is no action, suit, claim, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the Seller's knowledge threatened against Seller  pursuant to Environmental Laws that would have, individually or in the aggregate, a Seller Material Adverse Effect.

Section 3.7  Insurance

Seller is not covered by insurance applicable to this transaction.

Section 3.8  Accuracy of Statements

The representations and warranties of the Seller contained in this Agreement, taken together and as modified by any Schedules or Exhibits, do not contain any untrue statement of a material fact and do not omit to state a material fact that would make the representations and warranties untrue in a material respect.

Section 3.9  Securities and Exchange Commission Filings

Seller does not file reports with the Securities and Exchange Commission.

Section 3.10  Finders and Investment Bankers

There is no broker, finder or other intermediary who has been retained by or is authorized to act on behalf of the Seller who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

Section 3.11  No Other Representations

Except as specifically set forth in this Article III, the Seller has not made, and the Seller agrees that it has not relied upon, any other representations or warranties, whether expressed or implied.

Section 3.12  Seller Not Subject To Bankruptcy

Seller is not and has not been the subject of any voluntary or involuntary bankruptcy proceedings.

Section 3.13  Blank Check or Shell Company

Seller is not a "blank check company" or a "shell company" as such terms are defined in the Securities Act.

Section 3.14  Assets.

Seller has good and marketable title to the assets being sold herein.  All assets are free and clear of all encumbrances.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE BUYER

Buyer represents and warrants to the Seller as follows:

Section 4.1  Corporate Existence and Power

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada all other jurisdictions in which it is required to be qualified to engage in business, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as now conducted, except where the failure to do so would not have, individually or in the aggregate, a Buyer Material Adverse Effect.  For purposes of this Agreement, the term "Buyer Material Adverse Effect" means any event, change, occurrence, circumstance or development which has had or, to the knowledge of the Buyer, would have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Buyer, or that materially adversely affects the ability of the Buyer to consummate the transactions contemplated by this Agreement and the other Transaction Documents or materially impairs or delays the Buyer's ability to perform its obligations hereunder.

Section 4.2  Corporate Authorization

Buyer has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereunder.  The board of directors of the Buyer has approved this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and no further corporate or stockholder action is required on the part of the Buyer in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.  The execution, delivery and performance of this Agreement and the other Transaction Documents to be executed and delivered by the Buyer and the consummation by the Buyer of the transactions contemplated hereunder and hereunder have been duly and validly authorized by all necessary corporate action on the part of the Buyer.  This Agreement has been and the other Transaction Documents have been, or will be, as applicable, duly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery hereof by the Seller, constitute, or will constitute, as applicable, legal, valid and binding agreements of the Buyer.

Section 4.3  Governmental Authorization

The execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents and the consummation by the Buyer of the transactions contemplated hereby and thereby do not require any consent, approval, compliance, exemption, authorization or permit of or other action by, or filing with, any Governmental Authority, other than such requirements which have already been completed, filings and approvals which are not required prior to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or where the failure of any such consent, approval, compliance, exemption, authorization or permit to be obtained, action to be taken or filing to be made would not have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.4  Non-Contravention

The execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Buyer, (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or result in a violation or breach of any provision of any Requirement of Law or Order binding upon or applicable to the Buyer, or (c) require any consent or other action by any Person under, constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation or to the loss of any benefit or material adverse modification of the effect (including an increase in the price paid by, or cost to, the Buyer) of, or under any provision of any agreement or other instrument to which any Buyer is a party or that is binding upon any Buyer or any license, franchise, permit or other similar authorization held by any Buyer or (d) violate, conflict with or result in any breach, default or contravention of (with due notice or lapse of time or both), or the creation or imposition of any Liens on any asset of the Buyer or that would not have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.5                          Financial Condition

The Buyer has delivered to the Seller true and correct copies of (i) the audited financial statements of Buyer for the fiscal year ended September 30, 2013 and 2012 (the "Buyer Annual Financials") and (ii) the unaudited financial statements of the Buyer for the fiscal quarters ended  December 31, 2013 and March 31, 2015 (the "Buyer Interim Financials").  The Buyer Annual Financials and the Buyer Interim Financials have been prepared in accordance with GAAP and present fairly in all material respects the combined or consolidated financial condition (as applicable) of the applicable entities, as the case may be, as of the dates thereof, and the combined or consolidated results of operations (as applicable) of the applicable entities for the period then ended.

Section 4.6  Absence of Certain Changes

Since inception, the Buyer has operated its business, in all material respects, in the ordinary course consistent with past practices, and there has not been a Buyer Material Adverse Effect.

Section 4.7  Litigation

No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, threatened against the Buyer or any of Buyer's officers or directors which, if adversely determined, would reasonably be expected to have a Buyer Material Adverse Effect.

Section 4.8  Taxes

The Buyer has paid all taxes as shown to be owed on any filed returns and reports.

Section 4.9  Title to Properties; Leases

The Buyer has good and marketable title to, or in the case of leased property and assets, valid leasehold interests in, all of its tangible personal properties and assets used or held for use in the conduct of its business, and such properties and assets are free and clear of any liens.

Section 4.10  Compliance with Laws; Government Approvals

(1)   The Buyer is in compliance with any Requirement of Law, Order, permit, license or other governmental authorization or approval applicable to its business or by which any of its properties, assets or operations of its business is bound or affected, except for failures to comply or violations that would not have, individually or in the aggregate, a Buyer Material Adverse Effect.  To the Buyer's knowledge, since its inceptions, the Buyer, in the operation of its business, has not violated any applicable Requirement of Law, Order, permit, license or other governmental authorization or approval, except for violations which, individually or in the aggregate, would not have a Buyer Material Adverse Effect.

(2)  The Buyer holds all orders and all consents, permits, licenses, variances, exemptions and approvals from Governmental Authorities that are material to the operation of its business.  The Buyer is in compliance with the terms of such consents, permits, licenses, variances, exemptions, orders and approvals, except where the failure to so comply would not have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.11  Environmental Matters
(1)  The Buyer has complied with and is in compliance with all Environmental Laws applicable to its business, except for such instances of noncompliance that would not have, individually or in the aggregate, a Buyer Material Adverse Effect;

(2)   The Buyer holds and has held all permits required pursuant to Environmental Laws in connection with its business and is and has been in compliance with such permits, except for the failure to hold such permits and such instances of noncompliance that would not have, individually or in the aggregate, a Buyer Material Adverse Effect; and

(3)  There is no action, suit, claim, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the Buyer's knowledge threatened against Buyer pursuant to Environmental Laws that would have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.12  Insurance

The Buyer is not covered by insurance that is relevant to this transaction.

Section 4.13  Accuracy of Statements

The representations and warranties of the Buyer contained in this Agreement, taken together and as modified by any Schedules or Exhibits, do not contain any untrue statement of a material fact and do not omit to state a material fact that would make the representations and warranties untrue in a material respect.

Section 4.14  Securities and Exchange Commission Filings

The Buyer has filed all forms, reports, schedules, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), (such documents shall be referred to herein as, the "SEC Reports").  The SEC Reports, including any financial statements or schedules included or incorporated therein by reference, at the time they were filed, (i) complied in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those SEC Reports, in the light of the circumstances under which they were made, not misleading.  After completion of the acquisition of the Assets, the Company will maintain its reporting status with the SEC and will not under any circumstances file a Form 15 with the SEC deregistering its shares of Common Stock under section 12(g), section 13, or section 15(d) of the Securities Exchange Act of 1934, as amended.

Section 4.15  Finders and Investment Bankers

There is no broker, finder or other intermediary who has been retained by or is authorized to act on behalf of the Buyer who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

Section 4.16  No Other Representations

Except as specifically set forth in this Article IV, the Buyer has not made, and the Seller agrees that it has not relied upon, any other representations or warranties, whether expressed or implied.

Section 4.17  No Material Liabilities or Obligations

All existing obligations and liabilities of Buyer are set forth on Schedule 4.17 – Liabilities and Obligations of Buyer.  All outstanding liabilities and obligations of Buyer will be paid in full prior to or concurrently with Closing of this matter.

Section 4.18  Buyer Not Subject To Bankruptcy

Buyer is not and has not been the subject of any voluntary or involuntary bankruptcy proceedings.

Section 4.19  Capitalization of Buyer

Buyer has no outstanding options, warrants or other securities exercisable or convertible into shares of Buyer's common stock or preferred stock other than as described in Buyer's financial statements filed with the SEC.

Section 4.20  Blank Check or Shell Company

Buyer is not a "blank check company" as such term is defined by Rule 419 of the Securities Act and has never offered any securities pursuant to Rule 419 of the Securities Act.  Further, Buyer is not a "shell company" as that term is defined in Rule 405 of the Securities Act of 1933, as amended.

Section 4.21  Discontinuance of Present Operations

Should it choose to do so, Buyer may discontinue all of its present business operations without any Buyer Material Adverse Effect other than the natural consequence of the terms of Section 2 above.

Section 4.22  Minute Book.

Buyer's Minute Book is accurate, complete and up to date.

ARTICLE 5
COVENANTS

Section 5.1  Confidentiality

Seller and Buyer acknowledge that the transactions described herein are of a confidential nature and Seller and Buyer agree not to disclose any of such confidential information, except to (i) their respective legal, financial, and accounting advisors, (ii) their lenders, shareholders, officers, and directors, or (iii) as required by law.

Section 5.2  Further Assurances

(1)  From time to time following the Closing, at the request of any of the parties and without further consideration, the Buyer or the Seller, as the case may be, shall cause their applicable Affiliates to, execute and deliver such further documents, perform such further acts, and fully cooperate with each other, as may be reasonably necessary in order to effectively transfer and convey the Assets to the Buyer on the terms herein contained, and to otherwise comply with the terms of this Agreement and the other Transaction Documents.

(2)  Each of the parties shall, as promptly as practicable after the Closing Date, make all filings required to be made by it under any Requirement of Law relating to the transactions contemplated by this Agreement and shall cooperate with the other parties with respect to such filings.

Section 5.3  Indemnification

(1)  The Seller agrees to indemnify and hold harmless the Buyer (and its directors, officers, managers, members, employees, successors and assigns, referred to collectively herein as the "Buyer Indemnified Parties") from and against any Losses arising out of or relating to any breach by the Seller of any representation, warranty, covenant or agreement of the Seller pursuant to this Agreement.

(2)  The Buyer agrees to indemnify and hold harmless the Seller (and its directors, officers, managers, members, employees, successors and assigns, referred to collectively herein as the "Seller Indemnified Parties", and together with the Buyer Indemnified Parties, the "Indemnitee") from and against any Losses arising out of or relating to any breach by the Buyer of any representation, warranty, covenant or agreement of the Buyer pursuant to this Agreement.

Section 5.4  Indemnification Procedures

(1)  Promptly after discovery or receipt by any Indemnitee of notice of any demand, claim or circumstance which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in Losses, the Indemnitee shall give written notice thereof (the "Claims Notice") to the Person or Persons obligated to provide indemnification pursuant to Section 5.3 (collectively, the "Indemnifying Party").  The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by the Indemnitee.  The Indemnitee shall thereupon give the Indemnifying Party reasonable access to the books, records and assets of the Indemnitee which evidence or support such Claims Notice and any act, omission or occurrence giving rise to such claim and the right, upon prior notice during normal business hours, to interview any appropriate personnel of the Indemnitee related thereto.  Not more than thirty (30) days following receipt of the Claims Notice, the Indemnified Party shall give written notice to the Indemnitee that it either (i) accepts liability for the matter set forth in the Claims Notice, and the amount thereof, or (ii) disputes such liability and/or the amount thereof, and the specific grounds for such dispute.  Failure of the Indemnitee to give the notice provided in the preceding sentence within the time period there provided shall have the same effect as notice under clause (i) of the preceding sentence.  If the Indemnifying Party gives timely notice to the Indemnitee that it disputes liability for the matter set forth in a Claims Notice, and/or the amount thereof, the parties shall endeavor for a period of twenty (20) days following the Indemnitee's receipt of such notice (the "Reconciliation Period") to resolve their differences.  Thereafter, any party shall be free to institute litigation to resolve such differences.

(2)  The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability for which it has accepted, or is deemed to have accepted, liability pursuant to Section 5.4(a).  If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee in writing of its intent to do so.  In such event, the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability and may also, at its option, choose to participate in such defense or compromise through counsel of its choosing at its expense.  If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability.  Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the written objection of the other; provided, however, that (i) consent to settlement or compromise shall not be unreasonably withheld or delayed and (ii) the Indemnifying Party may settle claims for monetary damages, only, without the consent of the Indemnitee.

(3)  Notwithstanding any other provision contained herein to the contrary, the failure to notify, or any delay in notifying, the Indemnifying Party of an Asserted Liability will not relieve the Indemnifying Party of any liability that it may have to the Indemnitee, except to the extent the Indemnifying Party's position is prejudiced as a result of any failure or delay of the Indemnitee in providing any Claims Notice to such Indemnifying Party.

Section 5.5  Confidential Information

At all times after the Closing Date, the parties and their directors, officers, employees, accountants, consultants, legal counsel, investment bankers, agents and other representatives shall treat in confidence, and shall not use in any manner, information obtained from another party that is confidential or proprietary ("Confidential Information").  Confidential Information shall not be communicated to any third Person (other than the parties' respective counsel, accountants, financial advisors or consultants who shall also agree to maintain the confidentiality of, and to not use, the Confidential Information).  The obligation to treat Confidential Information in confidence shall not apply to any Confidential Information which (i) is or becomes available to any party from a source other than another party, (ii) is or becomes available to the public other than as a result of disclosure by such party or (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed.

Section 5.6   Exchange of Information

Each of the parties represents to the other that it is a sophisticated investor as that term is defined in the rules and regulations of the Securities and Exchange Commission; has been furnished with the same information that can be found in a Form S-1 registration statement; understands the information; is familiar with the other party's business; and, has had an opportunity to ask questions of management.

ARTICLE 6
CLOSING

Section 6.1  Closing Date and Place

The closing of the transaction contemplated hereby (the "Closing") will take place at 911 Washington Avenue St Louis, MO on June 12, 2015 (the "Closing Date"). At that time the transaction shall be completed through

i.	Execution of an assignment of the software code, patents and other intellectual property by the Seller to the benefit of the Buyer.
ii.	Submission by the Seller of a reservation letter to the appropriate transfer agent of the Company irrevocably reserving the shares associated with this transaction.
iii.	Execution by the Seller of an acceptable security agreement to the benefit of the Buyer.

ARTICLE 7
CONDITIONS TO SELLER CLOSING

The following events are conditions to consummating the transactions contemplated by this agreement and the Closing thereof:

Section 7.1  Reservation of Shares of Series B Preferred Stock

Buyer will reserve 40,625,000 restricted shares of Series B Preferred Stock to Seller.

Section 7.2  Transfer of Assets

Concurrently with the payments set forth in Sections 7.1, 7.2 and 7.3 above, Seller will transfer to Buyer all right, title and interest in and to the Assets set forth in Exhibit A, subject to the Lien and reversion provisions in Section 2.

ARTICLE 7
MISCELLANEOUS

Section 8.1  Definitions

 As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

"Affiliate" means with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under Series C Preferredcontrol with, such specified Person.

"Business Day" means any day other than a Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern Time.

"Contingent Obligation" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection or other similar transactions in the ordinary course of business), or guarantees the payment of dividends or other distributions upon the shares of any other Person.  The amount of any Person's obligation in respect of any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

"Contract" means any oral or written license agreement, lease, franchise, contract, agreement, commitment or other binding arrangement (including any amendments, modifications, extensions or replacements thereof) used in and related to the Brands, which, for the avoidance of doubt, excludes all Contracts related to software.

"Environmental Laws" means, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq., the Resource Conservation and Recovery Act, 42. U.S.C. § 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. §  2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. § 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., as any of the above statutes have been or may be amended from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, as the same have been or may be amended from time to time, and all applicable judicial and administrative decisions, orders, and decrees relating to Environmental Matters.

"Environmental Matter" means any matter arising out of, relating to, or resulting from pollution or protection of the environment.

"GAAP" means the generally accepted accounting principles in the United States as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

"Governmental Authority" means any domestic, foreign, international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity.

"Knowledge" means with respect to any Person, the actual knowledge of the Person and its affiliates following reasonable inquiry in the context of such affiliates' day-to-day responsibilities and not specifically for the purpose hereof.

"Losses" mean any claims, actions, proceedings, losses, liabilities, damages, costs and expenses including, without limitation, reasonable fees and expenses of counsel incurred by the applicable Indemnitee in any claim, action or proceeding.

"Order" means any order, judgment, injunction, award, decree or writ handed down or imposed by any Governmental Authority.

"Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) to such entity.

"Requirement of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license, franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

"Tax Returns" means all returns and reports required to be supplied to a tax authority relating to taxes.

"Transaction Documents" means, collectively, this Agreement, the Bill of Sale and Assignment documents, and any other documents delivered pursuant to this Agreement.

Section 8.2  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial
(1)  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.  EACH OF THE PARTIES HERETO AGREES THAT ANY LEGAL ACTION BETWEEN THE PARTIES RELATING TO THE PERFORMANCE OF THIS AGREEMENT OR THE INTERPRETATION OR ENFORCEMENT OF THE TERMS HEREOF OR THEREOF, SHALL EXCLUSIVELY BE BROUGHT IN THE STATE OR FEDERAL COURTS OF THE STATE OF MISSOURI, HAVING JURISDICTION OF THE SUBJECT MATTER THEREOF, AND EACH PARTY IRREVOCABLY CONSENTS TO PERSONAL JURISDICTION IN ANY SUCH STATE COURT, WAIVES ANY RIGHT TO OBJECT TO SUCH VENUE OR TO ASSERT THE DEFENSE OF FORUM NON-CONVENIENS, AND AGREES THAT SERVICE OF COMPLAINT OR OTHER PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 7.11.

(2)  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER SERIES C PREFERREDLAW AND STATUTORY CLAIMS.

Section 8.3  Exhibits

Each Exhibit referred to herein is incorporated into this Agreement.  Such Exhibits need not be physically attached hereto to be valid and binding if it is appropriately identified on its face.

Section 8.4  Entire Agreement; Construction

(1)  This Agreement and the other Transaction Documents (including all agreements and other documents contemplated herein and therein) constitute the entire agreement among the parties relating to the subject matter hereof and supersedes any prior understandings or agreements, written or oral, that relate to the subject hereof (including any term sheets).

(2)  This Agreement and the other Transaction Documents may not be assigned without the prior written consent of the other parties hereto; provided, however, that the Buyer may, without the prior written consent of the Seller and provided it remains liable for its obligations hereunder, assign its rights under this Agreement and the other Transaction Documents to any existing or newly-formed Affiliate or Affiliates of the Buyer.

(3)  This Agreement and the other Transaction Documents may not be amended except by a writing that specifically references this Agreement and the other Transaction Documents, as applicable, and that is signed by each party to this Agreement and the other Transaction Documents, as applicable, provided that any amendment requiring approval of the stockholders of the Buyer under Requirements of Law may not be made without the requisite approval of those stockholders.  The parties agree that each of them participated in the preparation and negotiation of this Agreement and the other Transaction Documents and the agreements contemplated hereby and thereby and that none of this Agreement and the other Transaction Documents nor any of the agreements contemplated hereby or thereby shall be construed against any party by virtue of the fact that any party prepared or drafted such agreements.  Nothing in this Agreement and the other Transaction Documents, expressed or implied, is intended or shall be construed to confer upon, or create in, any Person other than the parties and their respective successors and permitted assigns and Indemnitees any right, remedy, claim or obligation under or by reason of this Agreement and the other Transaction Documents, as the case may be.

Section 8.5  Interpretation

The table of contents and headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.  Definitions shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  All references in this Agreement to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require.  The words "include," "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation."  The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

Section 8.6  Severability

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement.  If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

Section 8.7  Waiver

At any time, the Buyer, on the one hand, and the Seller, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party or parties, as the case may be, (b) waive any inaccuracies in the representations and warranties of the other party or parties, as the case may be, contained in this Agreement or in any document delivered under this Agreement or (c) subject to Requirements of Law, waive compliance with any of the covenants or conditions contained in this Agreement.  Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.  The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.8  Survival

All representations and warranties contained in this Agreement shall survive the Closing for a period of one (1) year (the "Expiration Date").  Any representation, warranty or indemnity which is the subject of a claim or dispute asserted in writing (or the subject of a proceeding) on or prior to the Expiration Date shall survive with respect to such claim or dispute until its final, non-appealable resolution.

Section 8.9  Counterparts; faxes or emails

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same Agreement.  Signature pages exchanged by faxes or emails shall be fully binding.

Section 8.10  Expenses

Each party shall pay all costs and expenses incurred or to be incurred by, or on behalf of, such party and its Affiliates in negotiating and preparing this Agreement and carrying out the transactions contemplated hereby, including, without limitation, the fees and expenses of attorneys, investment bankers, finders, brokers, accountants and other professionals.

Section 8.11  Notices

Notices hereunder will be in writing and in tangible form (rather than by e-mail or similar electronic form) and served by certified United States Mail, express overnight delivery, and shall be deemed effective upon receipt. Notice via email shall be acceptable where the receiving party expressly acknowledges receipt of delivery.

Notices to Seller will be addressed to:

Dmitry Shifrin
Shareholder
dshifrin@polsinelli.com
312.463.6325
161 N. Clark Street, Suite 4200
Chicago, IL 60601
polsinelli.com

Notices to the Buyer will be addressed to:

Paul Rauner
Chief Executive
HDS International
9272 Olive
St Louis, MO 63132
314.329.5210
paul.rauner@hdsicorp.com

with a copies to The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201.

Section 8.12  Remedies; Specific Performance

Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party shall be cumulative with and not exclusive of any other remedy contained in this Agreement, at law or in equity and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.  The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (without proving actual damages or posting a bond or other security), this being in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.

SELLER:

SIRENGPS, INC.

BY:	/s/ PAUL RAUNER
Paul Rauner, President

BUYER:

HDS INTERNATIONAL CORP.

BY:	/s/ PAUL RAUNER
Paul Rauner, President

EXHIBIT A - LIST OF ASSETS

The assets to be assigned to the Buyer include:

1.
All rights to software code that has been developed to effect the marketing of the patents, work processes and services that form the basis of the SirenGPS emergency management Software as a Service (SaaS) platform as currently deployed, or that may be developed in the future based on the patents that are transferred as part of this Agreement. This shall include all of the source code and editable files associated with the intellectual property transferred under this agreement including results, proceeds, deliverables, designs, research, tangible materials, computer programs, partial or complete code, documentation, creative concepts and work in progress created and/or developed based on the patents that are transferred as part of this Agreement. All Source Files will be accompanied by any necessary build files, database installation scripts, export files for existing data, instructional documentation, and comments within the code itself sufficient to enable a person of average proficiency in the relevant technologies to install, operate and modify the technology.

2.	The right to use the name SirenGPS, and the related trade or copy rights associated with the use of the name, mark, or other distinguishing marketing material that identifies the brand.
3.
All rights, obligation and benefit from any patent that may result from the claims listed in APPENDIX A to the Intellectual Property Agreement that is attached to this Agreement as EXHIBIT B; that are numbered: 1-4, and 7-47. Claims 5 and 6 related to video feed location and correspondence to emergency calling shall not be included in the claims transferred to Buyer under this Agreement.

EXHIBIT B – Intellectual Property Agreement

See Attached